UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 25, 2020

Date of Report: (Date of earliest event reported)

 Cyanotech Corporation

(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-14602 (Commission File Number)	91-1206026 (IRS Employer Identification Number)

73-4460 Queen Kaahumanu Highway, Suite #102, Kailua Kona, HI 96740

(Address of principal executive offices)

(808) 326-1353

(Registrant’s telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	CYAN	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 28, 2020, Cyanotech Corporation, a Nevada corporation (the “Company”), named Felicia Ladin as its Chief Financial Officer (“CFO”), Vice President (“VP”) of Finance and Administration, and Treasurer. In connection with the foregoing appointment, on September 25, 2020, Brian Orlopp resigned and entered into a Separation Agreement (the “Separation Agreement”) with the Company pursuant to which he will receive severance payments equal to two months of his then current base salary, payments representing additional monthly housing and travel allowance and payments of premiums for continuing health coverage for two months in exchange for, among other matters, a general release of claims in favor of the Company and its affiliates and an agreement to not solicit any employee of the Company to leave their employment at the Company for a period of twelve months. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with her appointment, the Company and Ms. Ladin entered into an Executive Employment Agreement, dated as of September 28, 2020 (the “Employment Agreement”). Ms. Ladin’s first day of part-time work will be September 28, 2020, and her first day of full-time work will be on or about November 2, 2020. Under the terms of the Employment Agreement, during the part-time schedule, Ms. Ladin will receive an annual base salary of $95,000. Upon the start of the regular full-time schedule, Ms. Ladin will receive an annual base salary of $190,000. Ms. Ladin will be eligible to receive a fiscal year-end bonus of up to 35% of her then-current annual salary based on performance and earnings targets and other standards to be established by the Board of Directors. Ms. Ladin will receive options to purchase 25,000 shares of the Company’s common stock (the “Options”) under the Company’s 2016 Equity Incentive Plan (the “Plan”), subject to the terms of the Plan and a Stock Option Grant Notice and Option Agreement. The exercise price per share of the Options is $2.57, which was the closing market price on the date of grant. The Options are scheduled to vest over three years at 8,333 shares per year for the first two years and the remainder of 8,334 shares in the third year. Ms. Ladin will be eligible to participate in all other employee benefit plans and compensation programs that the Company maintains for salaried employees and executive officers. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Since 2018, Ms. Ladin has been volunteering with various organizations and is a part-time faculty member at the University of Hawaii at Manoa in the Shidler School of Business. From February 2015 to January 2018, Ms. Ladin served as Senior Vice President, CFO and Treasurer for Albany Molecular Research, Inc. From 2002 to 2015, Ms. Ladin worked at Teva Pharmaceuticals USA, Inc (“Teva”). Her last position with Teva was Senior Vice President, CFO, Global Specialty Medicines. Prior to that role, she had positions of increasing responsibility directing Teva’s financial planning and analysis operations and was tax director. Ms. Ladin received her M.S. in Taxation from Seton Hall University and a B.S. in Accounting from the University of Delaware.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Name and/or Identification of Exhibit
10.1	Separation Agreement, dated as of September 25, 2020 by and between Brian Orlopp and Cyanotech Corporation
10.2	Executive Employment Agreement, dated as of September 28, 2020, by and between Felicia Ladin and Cyanotech Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYANOTECH CORPORATION

Dated: October 1, 2020	/s/ Gerald R. Cysewski
	By:	Gerald R. Cysewski
Chief Executive Officer, Vice Chairman of the Board (Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit
10.1	Separation Agreement, dated as of September 25, 2020 by and between Brian Orlopp and Cyanotech Corporation
10.2	Executive Employment Agreement, dated as of September 28, 2020, by and between Felicia Ladin and Cyanotech Corporation